UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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OSAGE BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OSAGE BANCSHARES, INC.

239 East Main Street

Pawhuska, Oklahoma 74056

(918) 287-2919

October 20, 2008

Dear Fellow Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Osage Bancshares, Inc., the holding company for Osage Federal Bank. The Annual Meeting will be held at the main office of the Bank, 239 East Main Street, Pawhuska, Oklahoma on Wednesday, November 19, 2008 at 1:00 p.m., Central Time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions stockholders may have.

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, we thank you for your interest and support.

Sincerely,

/s/ Mark S. White

Mark S. White

President and Chief Executive Officer

OSAGE BANCSHARES, INC.

239 East Main Street

Pawhuska, Oklahoma 74056

(918) 287-2919

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 19, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Osage Bancshares, Inc. will be held at the main office of Osage Federal Bank, 239 East Main Street, Pawhuska, Oklahoma on Wednesday, November 19, 2008 at 1:00 p.m., Central Time, for the following purposes:

1.	To elect two directors; and

2.	To consider any other matters that may properly come before the Annual Meeting.

Any action may be taken on any one of the above proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Only stockholders of record at the close of business on October 10, 2008 are entitled to vote at the Annual Meeting and any adjournments thereof.

You are requested to complete and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend the Annual Meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Frances Altaffer
FRANCES ALTAFFER Secretary

Pawhuska, Oklahoma

October 20, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. THE ENCLOSED PROXY CARD IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

of

OSAGE BANCSHARES, INC.

239 East Main Street

Pawhuska, Oklahoma 74056

(918) 287-2919

ANNUAL MEETING OF STOCKHOLDERS

November 19, 2008

GENERAL

This proxy statement is being furnished to stockholders of Osage Bancshares, Inc. by the Company’s Board of Directors in connection with its solicitation of proxies for use at the 2008 Annual Meeting of Stockholders to be held at the main office of Osage Federal Bank, 239 East Main Street, Pawhuska, Oklahoma on Wednesday, November 19, 2008 at 1:00 p.m., Central Time. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about October 20, 2008.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.01 par value (the “Common Stock”), as of the close of business on October 10, 2008 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares in person at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 3,114,577 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned a voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in the Osage Federal Bank Employee Stock Ownership Plan and Employees’ Savings and Profit Sharing Plan

If you are a participant in the Osage Federal Bank Employee Stock Ownership Plan (the “ESOP”) or hold Common Stock through the Osage Federal Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive a voting instruction form from each plan that reflects all shares you may vote under these plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees as directed by the ESOP Committee consisting of the outside directors of the Board. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Common Stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company’s Board of Directors or the Plan Committee of the Board. The deadline for returning your voting instruction form to the trustees of the ESOP and 401(k) Plan is November 12, 2008.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return a valid proxy or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except nominees you specify as to which you withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

The following table sets forth, as of the Record Date, certain information as to those persons who were known to be the beneficial owners of more than five percent (5%) of the Company’s outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding (2)

Osage Federal Bank Employee Stock Ownership Plan & Trust 239 E. Main Street Pawhuska, Oklahoma 74056	288,000	(3)	9.25%

Daniel S. Och Och-Ziff Capital Management Group, L.L.C. 9 West 57th Street, 39th Floor New York, New York 10019	303,622	(4)	9.75%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	182,700	(5)	5.87%

All directors and executive officers as a group (9 persons)	609,418	(6)	18.90%

____________________

(1)

For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons or group exercise sole voting and investment power over the shares of the Common Stock.

(2)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares which the individual or group have the right to acquire through the exercise of options or otherwise within 60 days of the Record Date.

(3)

The ESOP has shared voting and dispositive power over 288,000 shares of Common Stock. The Board of Directors has appointed a committee consisting of the outside directors to serve as the ESOP administrative committee (“ESOP Committee”) and to serve as the ESOP trustees (“ESOP Trustees”). The ESOP Committee or the Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the ESOP Trustees as directed by the ESOP Committee. As of the Record Date, 65,497 shares have been allocated to participant accounts under the ESOP.

(4)

Includes 290,031 shares beneficially owned by OZ Management, LP and Och-Ziff Holding Corporation whose addresses are 9 West 57th Street, 39th Floor, New York, New York 10019 and 275,000 shares held by OZ Master Fund, Ltd. whose address is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, G. T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands.

(footnotes continued on following page)

(5)

According to the Schedule 13G filed by Wellington Management Company, LLP, shares are owned of record by investment advisory clients. Wellington Management Company, LLP has shared dispositive power over 182,700 shares and shared voting power over 72,300 shares.

(6)

Includes 109,502 shares which directors and executive officers have the right to acquire pursuant to options which are or will become exercisable within 60 days of the Record Date, 12,207 shares of restricted stock which will vest within 60 days of the Record Date, 91,132 shares held in the accounts of executive officers in the 401(k) Plan, and 29,455 shares allocated to the accounts of executive officers in the ESOP. Includes 66,651 shares pledged by directors and executive officers as security. Excludes 222,503 shares held by the ESOP which have not been allocated to participant accounts. The non-employee directors of the Bank serve as the ESOP trustees and vote such shares as directed by the ESOP Committee, subject to such trustees’ fiduciary duties.

PROPOSAL I – ELECTION OF DIRECTORS

The Company’s Board of Directors is composed of seven members. Under the Company’s Articles of Incorporation, directors are divided into three classes, as nearly equal in number as possible. Each class serves for a three-year term, with one class of directors elected at each annual meeting. The Board of Directors has nominated directors Milton V. Labadie and Mark A. Formby (the “Nominees”) to serve as directors for additional three-year terms.

Each of the Nominees has consented to be named in this proxy statement and to serve, if elected. If any Nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. The Bylaws provide that no director may serve beyond the annual meeting immediately following their 80th birthday. Accordingly, if elected, Mr. Labadie will not be able to serve past the 2010 annual meeting under the current Bylaws. At this time, the Board knows of no other reason why any Nominee might be unavailable to serve.

Under our Bylaws, directors are elected by a plurality of the votes cast at an Annual Meeting at which a quorum is present. Votes which are not cast at the Annual Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or withheld from a nominee. Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named Nominees.

The following table sets forth the names of the Board’s nominees for election as directors of the Company and of those directors who will continue to serve as such after the Annual Meeting. Also set forth is certain other information with respect to each person’s age, their positions with the Company, the year he or she first became a director of the Company’s wholly owned subsidiary, Osage Federal Bank (the “Bank” or “Osage Federal”), the expiration of his or her current term as a director, and the number and percentage of shares of the Common Stock beneficially owned. All of the directors were initially appointed as directors of the Company in 2006 in connection with the Company’s incorporation.

Name and Positions with the Company	Age (1)	Year First Elected as Director of the Bank	Current Term to Expire	Shares of Common Stock Beneficially Owned (1)(2)		Percent of Class (3)

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2011
Milton V. Labadie Chairman of the Board and Director	77	1973	2008	18,269	(4)	*
Mark A. Formby Director	52	1996	2008	110,321	(4)	3.54%

DIRECTORS CONTINUING IN OFFICE
Mark S. White President, Chief Executive Officer and Director	60	1994	2009	118,617		3.77%
Harvey Payne Director	61	1996	2009	87,684	(4)	2.81%
Gary D. Strahan Director	55	1994	2010	59,155	(4)	1.90%
Richard J. Trolinger Executive Vice President and Director	52	1998	2010	63,992		2.04%
Martha M. Hayes Senior Vice President and Director	68	1984	2010	62,975		2.01%

______________________

*	Less than 1.0% of shares outstanding.
(1)	As of the Record Date.
(2)

Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual’s household; stock allocated through certain employee benefit plans of the Company; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of the Record Date. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Includes 3,590 shares which each of Messrs. Formby and Payne have the right to acquire pursuant to options exercisable within 60 days of the Record Date, 5,385 shares and 7,180 shares, respectively, which Mr. Strahan and Mr. Labadie have the right to acquire pursuant to options exercisable within 60 days of the Record Date, 14,360 shares which Mrs. Hayes has the right to acquire pursuant to such options, 21,543 shares which Mr. Trolinger has the right to acquire and 35,904 shares which Mr. White has the right to acquire. Includes the following shares of restricted stock which are scheduled to vest within 60 days of the Record Date: 718 shares each for Messrs. Labadie, Formby, Payne and Strahan; 1,436 shares for Mrs. Hayes; 2,155 shares for Mr. Trolinger; and 3,590 shares for Mr. White. Includes 8,200, 6,496 and 6,317 shares allocated to the ESOP accounts of Messrs. White and Trolinger and Mrs. Hayes, respectively, and 16,865, 26,037, and 36,056 shares held in their respective accounts in the 401(k) Plan. Includes 5,000 shares and 30,793 shares pledged by Messrs. Labadie and White, respectively, as security

(3)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any share which the individual or group has the right to acquire through the exercise of options or otherwise within 60 days of the Record Date.

(4)	Excludes 288,000 shares held by the Bank’s ESOP for which such individual serves as a plan trustee.

The principal occupation of each director and executive officer of the Company for the last five years is set forth below.

Milton V. Labadie has been a member of the Board of Directors since 1973 and became chairman of the Board in 1994. Mr. Labadie retired as Chief Executive Officer of Osage Federal in 1995 after serving with Osage Federal since 1972. Mr. Labadie is a member of the Kiwanis Club.

Mark A. Formby has been a director since 1996. Mr. Formby is a private investor. Mr. Formby is past deacon chairman of the First Baptist Church in Pawhuska, Oklahoma. He is a past president of the Pawhuska Quarterback Club and past commissioner of the Pawhuska Little League Football. Mr. Formby is a past member of the board of directors of the Oklahoma Grocers’ Association. He is a licensed minister in the Southern Baptist Convention and currently serves First Baptist Church in Hominy, Oklahoma.

Mark S. White has been the president and chief executive officer of Osage Federal Bank and a director since 1994. Prior to joining Osage Federal, he had served as the President and Chief Operating Officer of Green Country Federal Savings and Loan Association in Miami, Oklahoma since 1990. Mr. White serves as vice president and treasurer of the Bartlesville Area United Way and serves as treasurer of the Pawhuska High School Honors Banquet. In addition, Mr. White is a director and former president of the Bartlesville Credit Bureau and is a director and former president of the Kiwanis Club of Pawhuska. He also serves as a director and vice president of the Bartlesville Symphony.

Harvey Payne has been a director since 1996. Mr. Payne is a self-employed attorney and is also a director for the Tallgrass Prairie Preserve for The Nature Conservancy in Arlington, Virginia. Mr. Payne serves as a director of the Pawhuska Community Foundation and as attorney for the Osage County Historical Society.

Gary D. Strahan has been a director since 1994. Mr. Strahan is a self-employed certified public accountant. Mr. Strahan serves as a director of the Osage County Historical Society, and a trustee and vice president of the Pawhuska Education Trust.

Richard J. Trolinger serves as executive vice president and has been the chief lending officer since 1994 and became a director in 1998. Mr. Trolinger is past president of the Bartlesville Builders Association and a member of the Bartlesville Chamber of Commerce. Mr. Trolinger is past president of the Bartlesville Public School Foundation.

Martha M. Hayes has been employed by Osage Federal Bank since 1974 and now serves as senior vice president and has been a director since 1984. She manages the human resources department, collections and purchasing functions and assists the president in daily operational matters. Mrs. Hayes is a member of the Pawhuska Hospital Auxiliary, the American Legion Auxiliary and the First Baptist Church of Pawhuska.

Executive Officers Who Are Not Directors

Sue Allen Smith, 51, has been employed with Osage Federal Bank since 2001. She is a certified public accountant. Ms. Smith is the treasurer of Preserve Pawhuska and is on the finance and endowment committees of Good Shepherd Presbyterian Church, and served as a director of the Midwest Conference of Community Bankers.

Frances Altaffer, 66, has been employed by Osage Federal Bank since 1984 and has been vice president and corporate secretary since 1993. Mrs. Altaffer is a member of the First United Methodist Church of Pawhuska, and also serves on the Pawhuska Hospital board.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors Milton V. Labadie, Mark A. Formby, Harvey Payne and Gary D. Strahan are considered independent under the independence standards of The Nasdaq Stock Market. In determining which directors are independent, the Board of Directors considered the deposit and other relationships which directors have with the Bank, past service with the Bank as well as the relationships described under “Related Party Transactions” but determined that these relationships did not affect their independence. No directors were vendors of the Bank or the Company, and any loans and deposits made by or accepted by the Bank were on substantially the same terms that would be granted to other customers with similar credit or deposit balances. There are no members of the Audit Committee who do not meet the independence standards of The Nasdaq Stock Market for Audit Committee members and no members of the Audit Committee who could only serve under exceptions to these standards.

Director Attendance

Our Board of Directors holds regular and special meetings as needed. During the fiscal year ended June 30, 2008, the Company’s Board of Directors met eight times and the Bank’s Board of Directors held twelve regular meetings and one special meeting. No director attended fewer than 75% of the total number of meetings of the Board of Directors held during fiscal year 2008 and the total number of meetings held by all committees on which the director served during the year. We encourage directors to attend annual meetings of stockholders. All directors attended last year’s annual meeting.

Committees of the Board of Directors

In addition to other committees, the Company has an Audit Committee, Compensation Committee and Nominating Committee as described below.

Audit Committee. The Audit Committee consists of Directors Formby, Labadie, Strahan and Payne. The Board of Directors has determined that Gary D. Strahan is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission. The Board of Directors has determined that each of the members of the Audit Committee, including Mr. Strahan, is independent in accordance with the listing requirements for The Nasdaq Stock Market, including the requirements specifically applicable to audit committee members. The committee meets quarterly with the internal auditors. This committee’s main responsibilities include oversight of the external and internal auditors and review of audit reports. The Company has adopted a written charter for the Audit Committee which was included as an Appendix to the proxy statement for the 2007 Annual Meeting of Stockholders. A current copy of the Audit Committee charter is not available on our website. The Audit Committee met four times during fiscal year 2008.

Compensation Committee. The Compensation Committee consists of Directors Formby, Labadie, Payne and Strahan. This committee meets as needed. The responsibilities of this committee include review of salary and bonus recommendations made by management. President White makes salary recommendations to the Compensation Committee but does not participate in committee decisions regarding his own compensation. The Compensation Committee does not use consultants, but relies on peer bank information regarding salary levels when reviewing recommendations. The Board of Directors has not adopted a charter for the Compensation Committee. The Compensation Committee met two times during fiscal year 2008.

Nominating Committee and Director Nominations Process. Osage Bancshares, Inc. does not have a standing nominating committee or committee performing similar functions. Instead, the full Board of Directors acts as a nominating committee for the selection of management’s nominees for director and each director participates in the nomination process. All nominees are approved by a majority of the independent directors. The Board of Directors believes that its procedures provide adequate assurance that nominations are approved by independent directors. The Board of Directors will consider director candidates recommended by stockholders. Any such recommendations must be submitted to the Secretary at least 120 days prior to the date of the Annual Meeting and should include the nominee’s name and qualifications for board membership. The Board believes that all nominees for director, including stockholder nominees, should have the highest personal and professional ethics and integrity; substantial business or other professional experience in the primary market area served by the Bank; commitment to enhancing the business and prospects of the Bank; ability to work with existing board members and management; ability to make appropriate level of commitment of time and resources to their duties as director; an understanding of banking and financial matters and the role of directors in the management of the Company; and substantial personal investment in the common stock. All Board nominees for election at this year’s annual meeting are incumbent directors standing for re-election. The Board of Directors held one meeting as a nominating committee during fiscal year 2008 in order to make nominations for directors.

Communications with Directors

Stockholders who wish to communicate with the Board of Directors should send their communications to the Secretary at the Company’s main office, 239 East Main Street, Pawhuska, Oklahoma 74056.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last two fiscal years by our principal executive officer and for the other two most highly compensated executive officers other than the principal executive officer whose compensation during the last fiscal year exceeded $100,000 for services rendered in all capacities to Osage Bancshares, Inc. and Osage Federal Bank.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards (1)	All Other Compensation	Total

Mark S. White	2008	$110,500	$9,000	$46,025	$17,741	$44,992 (2)	$228,258
President and Chief	2007	104,000	7,500	27,603	10,553	49,848	199,504
Executive Officer

Richard J. Trolinger	2008	$85,000	$6,000	$27,616	$10,645	$34,994 (3)	$164,255
Executive Vice President	2007	82,000	5,500	16,562	6,332	39,612	150,006
and Chief Lending Officer

Martha M. Hayes	2008	$82,250	$5,000	$18,408	$7,096	$35,780 (4)	$148,534
Senior Vice President	2007	79,550	5,000	11,040	4,221	40,653	140,464

(footnotes on following page)

_______________

(1)

Based on the dollar amount recognized as expense during the fiscal year in accordance with Statement of Financial Accounting Standards 123R. For a discussion of assumptions used, see Note 11 of Notes to Consolidated Financial Statements. Effective with the second-step conversion of Osage Federal MHC, each outstanding option and restricted stock award issued under the 2004 Stock Option and Restricted Stock Plans was converted into the right to receive the number of shares of Common Stock of the Company into which the underlying shares of Osage Federal Financial, Inc. were converted and the exercise price of the options was adjusted accordingly. Effective December 21, 2007, Messrs. White and Trolinger and Mrs. Hayes were awarded options to acquire 45,118, 27,070 and 18,047 shares of Common Stock at an exercise price of $10.00 per share and were awarded 18,047, 10,828 and 7,218 shares of restricted stock under the 2007 Stock Compensation and Incentive Plan. These awards vest in approximately equal installments over five years beginning one year after the date of grant.

(2)

Consists of matching and supplemental contributions to his account in the 401(k) Plan ($4,420), director fees ($9,000), the value of compensation attributable to paid life insurance premiums ($2,575), the aggregate value of 8,200 shares and cash allocated to his account in the ESOP ($23,738), and accrued dividends on restricted stock awards ($5,259) which vested during the year. Excludes value of certain perquisites and other personal benefits which did not exceed $10,000 in the aggregate during the last fiscal year.

(3)

Consists of matching and supplemental contributions to his account in the 401(k) Plan ($3,400), director fees ($9,000), the value of compensation attributable to paid life insurance premiums ($892), the aggregate value of 6,496 shares and cash allocated to his account in the ESOP ($18,546), and accrued dividends on restricted stock awards ($3,156) which vested during the year. Excludes value of certain perquisites and other personal benefits which did not exceed $10,000 in the aggregate during the last fiscal year.

(4)

Consists of matching and supplemental contributions to her account in the 401(k) Plan ($3,290), director fees ($9,000), the value of compensation attributable to paid life insurance premiums ($3,384), the aggregate value of 6,317 shares and cash allocated to her account in the ESOP ($17,994), and accrued dividends on restricted stock awards ($2,112) which vested during the year. Excludes value of certain perquisites and other personal benefits which did not exceed $10,000 in the aggregate during the last fiscal year.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information on an award-by-award basis with respect to outstanding equity awards to Messrs. White and Trolinger and Mrs. Hayes at fiscal year end, as well as the value of such awards held by such persons at the end of the fiscal year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (5)

Mark S. White	-- 26,928	45,118 17,953	(1) (2)	$ $	10.00 7.69	12/21/17 11/17/14	18,047 7,181	(3) (4)	$ $	174,154 69,297
Richard Trolinger	-- 16,157	27,070 10,772	(1) (2)	$ $	10.00 7.69	12/21/17 11/11/14	10,828 4,307	(3) (4)	$ $	104,490 41,563
Martha M. Hayes	-- 10,770	18,047 7,181	(1) (2)	$ $	10.00 7.69	12/21/17 11/17/14	7,218 2,873	(3) (4)	$ $	69,654 27,724

_______________

(1)

Options vest and become exercisable at the rate of 9,023 shares on each of December 21, 2008 and 2009 and 9,024 shares on each of December 31, 2010, 2011 and 2012 for Mr. White, at the rate of 5,414 shares on each of December 21, 2008, 2009, 2010, 2011 and 2012 for Mr. Trolinger and at the rate of 3,609 shares on each of December 21, 2008, 2009 and 2010 and 3,610 shares on each of December 21, 2011 and 2012 for Mrs. Hayes.

(2)

Options vest and become exercisable at the rate of 8,976 shares on November 17, 2008, and 8,977 shares on November 17, 2009 for Mr. White, at the rate of 5,386 shares on November 17, 2008 and 2009 for Mr. Trolinger and at the rate of 3,590 shares on November 17, 2008, and 3,591 shares on November 17, 2009 for Mrs. Hayes.

(footnotes continued on following page)

(3)

Awards vest at the rate of 3,609 shares on each of December 21, 2008, 2009 and 2010 and 3,610 shares on each of December 21, 2011 and 2012 for Mr. White, at the rate of 2,165 shares on each of December 21, 2008 and 2009 and 2,166 shares on each of December 21, 2010, 2011 and 2012 for Mr. Trolinger and at the rate of 1,443 shares on each of December 21, 2008 and 2009 and 1,444 shares on each of December 21, 2010, 2011 and 2012 for Mrs. Hayes.

(4)

Awards vest at the rate of 3,590 shares on November 17, 2008 and 3,591 shares on November 17, 2009 for Mr. White, at the rate of 2,155 shares on November 17, 2008 and 2,152 shares on November 17, 2009 for Mr. Trolinger and at the rate of 1,436 shares on November 17, 2008 and 1,437 shares on November 17, 2009 for Mrs. Hayes.

(5)	Based on the most recent closing price of the Common Stock on June 30, 2008 ($9.65 per share).

Retirement, Severance and Change-in-Control Arrangements. The Company has various arrangements with Messrs. White and Trolinger and Mrs. Hayes pursuant to which they may become eligible for retirement benefits or payments in connection with a termination of their employment or a change in control of the Company.

Salary Continuation Agreements. Osage Federal Bank has entered into Salary Continuation Agreements with Messrs. White and Trolinger, and Mrs. Hayes pursuant to which they are entitled to receive a monthly retirement benefit at the annualized rate of $35,000, $25,000, and $20,000, respectively, per year until death provided that they remain continuously employed by Osage Federal Bank until age 65 (age 70 for Mrs. Hayes). Messrs. White and Trolinger are eligible for an actuarially reduced benefit if they retire prior to age 65 but after age 62. If Messrs White, Trolinger or Mrs. Hayes are terminated within three years after Osage Federal Bank is merged into another institution or undergoes a stock conversion, or after a stock conversion, there is a change in control and they are terminated for any reason other than discharge for cause or their base salary is reduced without their consent prior to age 65 (70 for Mrs. Hayes), they will be entitled to receive the early retirement benefit to which they would be otherwise entitled if they are 62 or older (70 for Mrs. Hayes) or the minimum early retirement benefit to which Messrs. White and Trolinger would be entitled at age 62 if they are less than age 62. For purposes of the Salary Continuation Agreement, change in control is defined as the transfer of 10% or more of the voting stock of Osage Bancshares, Inc. by any means other than will or intestate succession and acquired by one party or parties acting in concert other than a transfer to a trust for the benefit of Osage Federal Bank’s employees. If Mr. White or Mr. Trolinger is terminated before age 62 for a reason other than cause, they will be entitled to a lump sum payment of the accrued liability balance at the date of termination. In the event of Messrs. White’s or Trolinger’s, or Mrs. Hayes’ death prior to retirement, their designated beneficiary will be entitled to receive the balance of their accrued liability retirement account. As of June 30, 2008, the Bank had accrued $122,866, $23,550, and $128,169, respectively, for its liabilities to Mr. White, Mr. Trolinger, and Mrs. Hayes under the Salary Continuation Agreements.

Osage Federal Bank’s obligations under the Salary Continuation Agreements are unfunded and unsecured. Osage Federal Bank has purchased life insurance policies on Messrs. White and Trolinger and Mrs. Hayes, the earnings on which are expected to offset the expense of the plan and has entered into Split Dollar Agreements with Messrs. White and Trolinger and Mrs. Hayes pursuant to which his/her beneficiaries are entitled upon his/her death to receive 85%, 40%, and 65% of the net at-risk portion of the proceeds of the policy, respectively. The net at-risk portion of the proceeds is equal to the total proceeds less the cash value of the policy. If, at the date of his death, Mr. White is not employed by the Bank (for a reason other than retirement or termination due to disability or death), his beneficiary will be entitled to a percentage of the net amount at risk based upon the number of years of his/her service since the effective date of the agreement. That percentage is currently 50.0% of the 85% net at-risk amount for Mr. White (approximately $176,612), and increases by 12.5% per year until Mr. White’s percentage reaches 100% of the 85% net at-risk amount. Until January 1, 2010, Mr. Trolinger’s beneficiaries would receive a flat amount of $20,000 if he is not employed by the Bank. After January 1, 2010, his beneficiaries would receive a percentage of the net at-risk portion, which starts at 10.0% and increases 10.0% per year until the percentage reaches 100% of the net risk amount of 40%. In the case of

Mrs. Hayes, her beneficiaries would receive the lesser of $20,000 or the net at-risk portion of the proceeds.

401(k) Plan. Osage Federal Bank sponsors a defined contribution 401(k) Plan pursuant to which eligible employees may contribute up to 15% of their salaries. The 401(k) Plan is open to all employees over the age of 21 with more than one year of service. The Bank matches employee contributions up to 3% of salary and 50% of contributions on the next 2% of compensation. Employees may invest their 401(k) Plan account balances in various mutual funds or in the Common Stock of the Company. Employees are immediately vested in their plan contributions and in matching contributions made by the Bank. Participating employees may begin receiving distributions from their 401(k) Plan account on their retirement at age 59½ and must begin receiving distributions at age 70.

2007 Stock Compensation and Incentive Plan and 2004 Stock Option and Restricted Stock Plans. Under the 2007 Stock Compensation and Incentive Plan and the 2004 Stock Option and Restricted Stock Plans, all plan share awards become vested and non-forfeitable upon a termination of employment in connection with the death or disability or upon a change in control of the Company. At June 30, 2008, Messrs. White and Trolinger and Mrs. Hayes had unvested options on 45,118, 27,070 and 18,047 shares, respectively, at an exercise price of $10.00 per share and on 17,953, 10,772 and 7,181 shares, respectively, at an exercise price of $7.69 per share all of which would vest immediately upon their termination of employment in connection with their death or disability or a change in control of the Company. Based on the most recent closing price of the Common Stock on June 30, 2008 ($9.65 per share), the aggregate spread between the fair market value and exercise price of these options would have been $35,188, $21,113 and $14,075, respectively, for Messrs. White and Trolinger and Mrs. Hayes. At June 30, 2008, Messrs. White and Trolinger and Mrs. Hayes had 25,228, 15,135 and 10,091 shares of unvested restricted stock awards which had an aggregate value of $243,450, $146,053 and $97,378, respectively, based on the last closing price of the Common Stock on that date and which would vest immediately upon their termination of employment in connection with their death or disability or a change in control.

Employee Stock Ownership Plan. The Company maintains an employee stock ownership plan for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service and have attained the age of 21. The ESOP is funded by contributions made by the Company in cash or Common Stock. Benefits may be paid either in shares of the Common Stock or in cash. The ESOP has previously borrowed funds from the Company to finance the acquisition of shares of the Common Stock. Shares purchased with loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of total compensation. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following six years of service. Employment before the adoption of the employee stock ownership plan is credited for the purposes of vesting. At June 30, 2008, Mr. White, Mr. Trolinger, and Mrs. Hayes had 8,200, 6,496, and 6,317 shares and cash with an aggregate value of $79,132, $62,685, and $60,960, respectively, credited to their respective accounts in the ESOP and are each fully vested.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Osage Bancshares, Inc. who are not Named Executive Officers for the last completed fiscal year (2008).

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation (2)	Total

Milton V. Labadie	$14,900	$9,204	$3,548	$1,052	$28,704
Mark A. Formby	14,900	9,204	3,548	1,149	28,801
Harvey Payne	14,900	9,204	3,548	1,276	28,928
Gary D. Strahan	14,900	9,204	3,548	1,175	28,827

___________

(1)

Consists of amount recognized by Company as expense during the fiscal year ended June 30, 2008. For assumptions used in calculating value of awards, see Note 11 of Notes to Consolidated Financial Statements in the 2008 Annual Report to Stockholders See the table below for directors’ options and unvested restricted stock awards outstanding.

(2)

Consists of $1,052 of accrued dividends on restricted stock awards which vested during the year for each of Messrs. Labadie, Formby, Payne, and Strahan, and $97, $224, and $123 in split dollar life insurance taxable income for Messrs. Formby, Payne and Strahan, respectively.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (5)

Milton V. Labadie	--	9,023	(1)	$10.00	12/21/18	3,609	(3)	$34,827
	5,385	3,590	(2)	$7.69	11/17/14	1,436	(4)	$13,857

Mark A. Formby	--	9,023	(1)	$10.00	12/21/18	3,609	(3)	$34,827
	1,795	3,590	(2)	$7.69	11/17/14	1,436	(4)	$13,857

Harvey Payne	--	9,023	(1)	$10.00	12/21/18	3,609	(3)	$34,827
	1,795	3,590	(2)	$7.69	11/17/14	1,436	(4)	$13,857

Gary D. Strahan	--	9,023	(1)	$10.00	12/21/18	3,609	(3)	$34,827
	3,590	3,590	(2)	$7.69	11/17/14	1,436	(4)	$13,857

_____________

(1)	Options vest at the rate of 1,804 shares on each of December 21, 2008 and 2009 and 1,805 shares on each of December 21, 2010, 2011 and 2012.
(2)	Options vest and become exercisable at the rate of 1,795 shares on each of November 17, 2008, and 2009.
(3)	Restricted stock awards vest at the rate of 721 shares on December 21, 2008 and 722 shares on each of December 21, 2009, 2010, 2011 and 2012.
(4)	Restricted stock awards vest at the rate of 718 shares on each of November 17, 2008 and 2009.
(5)	Based on the most recent closing price of the common stock on June 30, 2008 ($9.65 per share).

Board Fees. Each non-employee director received board fees of $1,000 per month and an annual bonus of $1,000. Members of the Audit Committee are also paid a fee of $1,000 per regular meeting. The aggregate fees paid to the directors for the fiscal year ended June 30, 2008 were $86,600.

Supplemental Income Agreements. Osage Federal Bank has entered into Supplemental Income Agreements with Messrs. Formby, Payne and Strahan pursuant to which we will pay them an annual benefit of $6,000 upon their attainment of age 65, assuming that they remain directors until such time. They may be eligible for reduced benefits at age 62 if they remain with Osage Federal Bank until such time. In the event one of the directors should die prior to age 65 while in active service, Osage Federal Bank will pay the accrued liability for the benefit of his designated beneficiary or, if no beneficiary has been designated, to his estate. In the event a director terminates service due to disability, he will be entitled to receive a distribution of his accrued liability account. If, prior to age 65, a director is terminated within three years after Osage Federal Bank is merged into another institution or undergoes a stock conversion, or after a stock conversion, there is a change in control and he is terminated for any reason other than discharge for cause or his base fee is reduced without his consent, he will be entitled to receive the early retirement benefit to which he would be otherwise entitled if he is 62 or older or the minimum early retirement benefit to which he would be entitled at age 62 if he is less than age 62. For purposes of the Supplemental Income Agreements, change in control is defined as the transfer of 10% or more of the voting stock of Osage Federal Bank by any means other than by will or intestate succession and acquired by one party or parties acting in concert other than a transfer to a trust for the benefit of Osage Federal Bank’s employees. As of June 30, 2008, the Bank had accrued $5,514, $21,161 and $9,403 for its liabilities under the Supplemental Income Agreements with Messrs. Formby, Payne and Strahan, respectively.

We have purchased life insurance policies on Messrs. Formby, Payne and Strahan, the earnings on which are expected to offset the costs of the supplemental income program. We have entered into Split Dollar Agreements with each of Messrs. Formby, Payne and Strahan or their estates pursuant to which they are entitled to receive 50% of the net at-risk insurance portion of the proceeds of the policy if they should die while serving on the board or if they are retired or terminated due to disability. The net at-risk portion is the total proceeds less the cash value of the policy. If the director is not serving on the board at the time of death, he will be entitled to the vested portion of the death benefit. The directors are vested in $20,000 in proceeds at age 62 and vest ratably in the remainder of the death benefit to 100% at age 65.

RELATED PARTY TRANSACTIONS

During the two years ended June 30, 2008, no directors, officers or their immediate family members were engaged in business transactions with Osage Federal involving more than $120,000 (other than through a loan as part of Osage Federal Bank’s regular lending operations).

Osage Federal Bank makes loans to its directors, officers and employees in the ordinary course of business. Directors and officers do not receive any discounts or waivers of fees. Employees are offered loans on the same terms and conditions as if offered to the general public with two exceptions. If an employee has been employed by Osage Federal for at least six months, the employee will receive an interest rate discount of 0.5% for a mortgage loan on their personal residence while they are employed. This rate reduction ceases at termination of employment. In addition, employees receive a waiver of the $25 document preparation fee for consumer loans. Loans to directors, officers and employees are otherwise on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons. Such loans also do not include more than the normal risk of collectibility or present other unfavorable features. Osage Bancshares, Inc. is prohibited from making loans to its directors and executive officers. Any future material transactions between Osage Bancshares, Inc. and its officers and directors will be approved by a majority of the independent directors who do not have an interest in the transaction and who have access to our counsel or independent legal counsel at our expense.

RELATIONSHIP WITH INDEPENDENT AUDITORS

BKD, LLP served as the Company’s independent registered public accounting firm for the last fiscal year and the Board of Directors has appointed BKD, LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. The engagement of BKD, LLP was approved in advance by the Audit Committee of the Board of Directors. A representative of BKD, LLP is expected attend the Annual Meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Fees paid by the Company or its predecessor, Osage Federal Financial, Inc., to its principal accountant for professional services for each of the last two fiscal years are set forth below:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2008	$59,245	$7,972	$6,270	$—
2007	$52,150	$57,225	$5,315	$—

Audit Fees include fees billed by the Company’s independent auditors for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during the fiscal years ended June 30, 2008 and 2007.

Audit-Related Fees include fees billed by the Company’s independent auditors for services provided for the years ended June 30, 2008 and 2007. The services comprising these fees consisted of consultation concerning financial accounting and reporting standards and services related to the various registration statements filed with the Securities and Exchange Commission in connection with the stock conversion of the Company.

Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as tax planning. This category also includes services related to tax disclosure and filing requirements.

All Other Fees are fees billed for professional services other than those listed under Audit Fees, Audit-Related Fees and Tax Fees. No such services were rendered during fiscal years 2008 or 2007.

The Audit Committee has pre-approved all audit and non-audit services provided by the independent auditor and has not adopted pre-approval procedures for this purpose. During the past two years, there were no non-audit services described above that were not recognized as such at the time of the engagement and were approved after the fact pursuant to the de minimus exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with BKD, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under Statement of Auditing Standards No. 61 (“SAS 61”). In addition, the Audit Committee received from BKD, LLP the written disclosures and the letter required to be delivered by BKD, LLP under Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) and has discussed with representatives of BKD, LLP their independence.

The Audit Committee has reviewed the non-audit services currently provided by the Company’s independent registered public accounting firm and has considered whether the provision of such services is compatible with maintaining the independence of the Company’s independent registered public accounting firm.

Based on its review of the financial statements, its discussion with BKD, LLP regarding SAS 61, and the written materials provided by BKD, LLP under ISB Standard No. 1 and the related discussion with BKD, LLP of their independence, the Audit Committee has recommended that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended June 30, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

MARK A. FORMBY	GARY D. STRAHAN
MILTON V. LABADIE	HARVEY PAYNE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission regulations require the Company’s officers, directors and persons who own more than 10% of the outstanding Common Stock to file reports detailing their ownership and changes of ownership in the Common Stock, and to furnish the Company with copies of these reports. Based solely on its review of the reports received during the past fiscal year or with respect to the last fiscal year or written representations from these persons that they were not required to file annual reports of change in beneficial ownership, the Company believes that during fiscal year 2008, all of its officers and directors have complied with these reporting requirements. The Company is not aware of any persons owning in excess of 10% of the outstanding Common Stock.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

MISCELLANEOUS

The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other electronic communications without additional compensation.

ANNUAL REPORT TO STOCKHOLDERS

The Company’s 2008 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and

Exchange Commission will be furnished without charge to stockholders as of the Record Date, upon written request to the Secretary, Osage Bancshares, Inc., 239 East Main Street, Pawhuska, Oklahoma 74056.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 239 East Main Street, Pawhuska, Oklahoma 74056 no later than June 26, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Stockholder proposals, other than those submitted pursuant to the Exchange Act, to be considered at such Annual Meeting, must be stated in writing, delivered or mailed to the Secretary of the Company, by July 23, 2009.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frances Altaffer
FRANCES ALTAFFER Secretary

Pawhuska, Oklahoma

October 20, 2008

REVOCABLE PROXY
OSAGE BANCSHARES, INC.

X	PLEASE MARK VOTES
AS IN THIS EXAMPLE

				WITH	FOR
			FOR	HOLD	EXCEPT
ANNUAL MEETING OF STOCKHOLDERS	1.	The election as director
NOVEMBER 19, 2008		of the nominees listed
(except as marked to the
contrary below)

The undersigned hereby appoints the Board of Directors of		Milton V. Labadie
Osage Bancshares, Inc. (the “Company”) and each of them,		Mark A. Formby
with full powers of substitution in each, to act as proxies for
the undersigned, to vote all shares of Company’s common		INSTRUCTION: To withhold authority to vote for a
stock which the undersigned is entitled to vote at the annual		listed nominee(s), mark “For Except” and write the
meeting of stockholders (the “Annual Meeting”), to be held		nominee’s name in the space provided below.
at the main office of Osage Federal Bank, 239 East Main
Street, Pawhuska, Oklahoma on Wednesday, November 19,
2008 at 1:00 p.m., and at any and all adjournments thereof,
as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO
INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE
VOTED FOR THE LISTED NOMINEES. IF ANY OTHER
BUSINESS IS PRESENTED AT THE ANNUAL MEETING,
THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN ACCORDANCE WITH THE
DETERMINATION OF THE BOARD OF DIRECTORS. AT
THE PRESENT TIME, THE BOARD OF DIRECTORS
KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT
THE ANNUAL MEETING. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY ON THE HOLDERS
THEREOF TO VOTE WITH RESPECT TO THE ELECTION
OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE
IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT
SERVE AND MATTERS INCIDENT TO THE CONDUCT OF
THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS.

Please be sure to sign and date	Date
this proxy in the box below

Stockholder sign above.	Co-holder (if any) sign above.

Should the above stockholder be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The above stockholder acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting,
A Proxy Statement therefor and the 2008 Annual Report to Stockholders.
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

401K PLAN VOTING INSTRUCTION FORM OSAGE BANCSHARES, INC.
/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

November 19, 2008

The undersigned hereby instructs The Bank of New York as the Trustee of the Osage Federal Bank Employees’ Savings and Profit Sharing Plan and Trust (“401K Plan”) to vote, as designated below, all the shares of Common Stock of Osage Bancshares, Inc. (“Company”) allocated to the undersigned pursuant to the 401K Plan as of October 10, 2008, at the Annual Meeting of Stockholders to be held at the main office of the Company at 239 East Main Street, Pawhuska, Oklahoma on Wednesday, November 19, 2008 at 1:00 p.m., Central Time, and at any and all adjournments thereof, as follows:

WITH- FOR

FOR  HOLD   EXCEPT

1.   The election as director                 ☐       ☐          ☐

of the nominees listed

(except as marked to the

contrary below):

Milton V. Labadie

Mark A. Formby

INSTRUCTION: To withhold authority to vote for a listed nominee(s), mark “FOR EXCEPT” and write the nominee’s name in the space provided below.

__________________________

If you return this 401K Plan Voting Instruction Form, properly signed, but you do not otherwise specify, shares allocated to your 401K Plan account will be voted “FOR” the above listed nominees and proposals. If you do not return this Voting Instruction Form, your shares will be voted by the Trustees at the direction of the Company’s Board of Directors serving as the 401(k) Plan Administrator.

The Company’s Board of Directors recommends a vote “FOR” the above listed nominees and proposals. It is anticipated that the Company’s Board of Directors, serving as the 401K Plan Administrator, will (subject to its fiduciary duty) instruct the 401K Plan Trustee to vote all shares for which no timely voting direction is received “FOR” the above listed nominees and proposals.

Dated:________________, 2008                                                                             ______________________________

Signature

Print Name: _____________________

PLEASE ACT PROMPTLY

SIGN, DATE AND RETURN THIS 401K PLAN VOTING INSTRUCTION FORM TODAY

IN THE ENCLOSED FORM ADDRESSED TO THE 401K PLAN TRUSTEE.

ESOP VOTING INSTRUCTION FORM OSAGE BANCSHARES, INC.
/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

November 19, 2008

The undersigned hereby instructs the Trustees of the Osage Federal Bank Employee Stock Ownership Plan and Trust (“ESOP”) to vote, as designated below, all the shares of Common Stock of Osage Bancshares, Inc. (“Company”) allocated to the undersigned pursuant to the ESOP as of October 10, 2008, at the Annual Meeting of Stockholders to be held at the main office of the Company at 239 East Main Street, Pawhuska, Oklahoma on Wednesday, November 19, 2008 at 1:00 p.m., Central Time, and at any and all adjournments thereof, as follows:

WITH- FOR

FOR  HOLD   EXCEPT

1.   The election as director                 ☐        ☐         ☐

of the nominees listed

(except as marked to the

contrary below):

Milton V. Labadie

Mark A. Formby

INSTRUCTION: To withhold authority to vote for a listed nominee(s), mark “FOR EXCEPT” and write the nominee’s name in the space provided below.

_______________________

If you return this ESOP Voting Instruction Form properly signed, but you do not otherwise specify, shares allocated to your ESOP account will be voted “FOR” the above listed nominees and proposals. If you do not return this Voting Instruction Form, your shares will be voted by the Trustees at the direction of the Company’s Board of Directors or ESOP Committee of the Board.

The Company’s Board of Directors recommends a vote “FOR” the above listed nominees and proposals. It is anticipated that, subject to its fiduciary duty, the Company’s ESOP Plan Committee will instruct the ESOP Trustee to vote the unallocated shares and shares for which no voting direction is received “FOR” the above listed nominees and proposals.

Dated:________________, 2008                                                                             ______________________________

Signature

Print Name: _____________________

PLEASE ACT PROMPTLY

SIGN, DATE AND RETURN THIS ESOP VOTING INSTRUCTION FORM TODAY

IN THE ENCLOSED FORM ADDRESSED TO THE ESOP TRUSTEE.